Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. KINS TECHNOLOGY GROUP INC. marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on , 2023. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend; https://www.cstproxy.com/kinstechnology groupinc/sm2023 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY Please mark your votes like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 7. Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of September 25, 2022 (as it may be amended and/or restated from time to time, the “Merger Agreement”), by and among KINS, KINS Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of KINS (“Merger Sub”), Inpixon, a Nevada corporation (“Inpixon”), and CXApp Holding Corp., a Delaware corporation (“CXApp”), pursuant to which, subject to approval by the stockholders of KINS, Merger Sub will merge with and into CXApp, with CXApp being the surviving company and a wholly-owned subsidiary of KINS and the transactions contemplated thereby (collectively, the “Merger”). KINS after giving effect to the consummation of the Merger is referred to herein as “New CXApp”. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A (the “Business Combination Proposal”); X PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. Proposal No. 2 — The Charter Amendment Proposal — to consider and vote upon a proposal to approve and adopt the second amended and restated certificate of incorporation of KINS (the “Proposed Charter”) that will replace the existing amended and restated certificate of incorporation of KINS currently in effect (the “Existing Charter”), which, if approved, would take effect at the effective time of the Merger (a copy of the Proposed Charter is attached to this proxy statement/ prospectus as Annex C), as further described in this proxy statement/prospectus (the “Charter Amendment Proposal”); Vote by Internet –QUICK AND EASY IMMEDIATE -24 Hoursa Day,7 DaysaWeekorby Mail Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you

Proposal No. 3(A) – 3(D) — The Advisory Amendment Proposal s — approve To consider and vote upon a proposal to approve, on a non -binding advisory basis, certain governance proposals in the Proposed Charter, which are being presented separately in accordance with United States Securities and Exchange Commission (the “SEC”) guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions (such proposals, collectively, the “Advisory Amendment Proposals”); (a) Proposal No. 3(A): Advisory Amendment Proposal A — approve and adopt a provision of the Proposed Charter providing that the name of New CXApp will be “CXApp Inc.”; (b) Proposal No. 3(B): Advisory Amendment Proposal B — to change the number of authorized capital stock of KINS from (a) 200,000,000 shares of Class A common stock of KINS, 20,000,000 shares of Class B common stock of KINS (the shares of which will all convert into shares of Class A common stock in connection with the Merger) and 2,000,000 shares of preferred stock of KINS, to (b) 200,000,000 shares of New CXApp Class A common stock (“New CXApp Class A Common Stock”), 10,000,000 shares of New CXApp Class C common stock (“New CXApp Class C Common Stock”), and 2,000,000 shares of preferred stock of New CXApp; (c) Proposal No. 3(C): Advisory Amendment Proposal C — to provide for the classification of the board of directors into three classes of directors and to change the size of the Combined Company Board to up to five directors; (d) Proposal No. 3(D): Advisory Amendment Proposal D — to eliminate various provisions under the Existing Charter applicable only to blank check companies, including the provisions requiring that KINS have net tangible assets of at least $5,000,001 immediately prior to, or upon such consummation of, a business combination; Proposal No. 4 — The Director Election Proposal — t o consider and vote upon a proposal to elect five directors, effective immediately upon the closing of the Merger, to be allocated by the Combined Company Board into three classes of directors and to serve staggered terms on the Combined Company Board until the first, second and third annual meetings of stockholders following the date of the filing of the Proposed Charter, as applicable, and until their respective successors are duly elected and qualified (the “Director Election Proposal”); Proposal No. 5 — The Nasdaq Proposal — t o consider and vote upon a proposal, for purposes of complying with the applicable rules of Nasdaq, the issuance of New CXApp Common Stock to the CXApp Stockholders pursuant to the Merger Agreement (the “Nasdaq Proposal”); Proposal No. 6 — The Incentive Plan Proposal — t o consider and vote upon a proposal to approve and adopt the 2023 New CXApp Equity Incentive Plan (the “Incentive Plan”), including the authorization of the initial share reserve under the Incentive Plan (the “Incentive Plan Proposal”), a copy of which Incentive Plan is attached to this proxy statement/prospectus as Annex I; and Proposal No. 7 — The Adjournment Proposal — if put to the meeting, to consider and vote upon a proposal to adjourn the KINS Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the KINS Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Amendment Proposal, the Advisory Amendment Proposals, the Director Election Proposal, the Nasdaq Proposal or the Incentive Plan Proposal (the “Adjournment Proposal”).

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION Important Notice Regarding the Internet Availability ofProxy Materials for the Special Meeting of Stockholders To view the 2023 Proxy Statement, 2021 Annual Report andto Attend the Special Meeting, please go to: https://www.cstproxy.com/kinstechnologygroupinc/sm2023 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS KINS TECHNOLOGY GROUP INC. The undersigned appoints Khurram Sheikh and Eric Zimits, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of KINS Technology Group Inc. (the “Company”) held of record by the undersigned at the close of business on , 2023 at the special meeting of stockholders of the Company (the “Special meeting”) to be held on , 2023, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 THROUGH 7, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side)